Exhibit 1

PG&E CORPORATION
RETIREMENT SAVINGS PLAN

FINANCIAL STATEMENTS AS OF AND FOR THE YEARS
ENDED DECEMBER 31, 2004 AND 2003, AND
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PG&E CORPORATION
RETIREMENT SAVINGS PLAN

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Employee Benefit Committee of PG&E Corporation,
and Participants of the PG&E Corporation Retirement Savings Plan:

We have audited the accompanying statements of net assets available for benefits of the PG&E Corporation Retirement Savings Plan (the Plan) as of December 31, 2004 and 2003, and the related statements of changes in net assets available for benefits for the years then ended.  These financial statements are the responsibility of the Plan's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Plan is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Plan's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2004 and 2003, and the changes in net assets available for benefits for the years then ended in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

San Francisco, California

June 27, 2005

PG&E CORPORATION
RETIREMENT SAVINGS PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

(in thousands)
	As of December 31,

	2004	2003

ASSETS
Investment in Master Trust	$1,953,362	$1,997,412

LIABILITIES	-	-

NET ASSETS AVAILABLE FOR BENEFITS	$1,953,362	$1,997,412

See accompanying Notes to the Financial Statements.

PG&E CORPORATION
RETIREMENT SAVINGS PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

(in thousands)
	Year ended December 31,

	2004	2003

ADDITIONS TO NET ASSETS ATTRIBUTABLE TO:
Investment Income:
Plan interest in Master Trust investment income	$213,285	$474,948
Contributions:
Employer	25,261	32,776
Participant	64,235	66,419

Total contributions	89,496	99,195

Total additions	302,781	574,143

DEDUCTIONS FROM NET ASSETS ATTRIBUTABLE TO:
Benefit distributions to participants	95,444	78,937
Administrative expenses	211	171

Total deductions	95,655	79,108

NET INCREASE BEFORE ASSET TRANSFERS	207,126	495,035

Asset transfers, net	(251,176)	7,988

NET INCREASE (DECREASE)	(44,050)	503,023

NET ASSETS AVAILABLE FOR BENEFITS:
Beginning of year	1,997,412	1,494,389

End of year	$1,953,362	$1,997,412

See accompanying Notes to the Financial Statements.

PG&E CORPORATION
RETIREMENT SAVINGS PLAN

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1: DESCRIPTION OF PLAN

The following is a brief description of the PG&E Corporation Retirement Savings Plan, or RSP. The RSP Plan document, or Plan Document, provides a more complete description of the plan's provisions.

General - The RSP is a defined contribution plan covering nonunion and certain union employees of PG&E Corporation and all companies owned by PG&E Corporation, collectively, PG&E Corporation Group, as designated by the Employee Benefit Committee, or EBC. The RSP is subject to the provisions of the Employee Retirement Income Security Act of 1974, or ERISA, as amended.

The Board of Directors of PG&E Corporation established the EBC to have oversight over the financial management of affiliated company funded employee benefit plans. The EBC provides corporate governance and administrative oversight on behalf of the RSP. The EBC retains Fidelity Management Trust Company as the Trustee of the RSP.

The RSP participates with the PG&E Corporation Retirement Savings Plan for Union-Represented Employees, or Union RSP, in the PG&E Corporation Retirement Savings Plan Master Trust, or Master Trust, which holds the investment assets of both plans.

On July 8, 2003, National Energy & Gas Transmission, or NEGT, formerly PG&E National Energy Group, Inc., and certain of its subsidiaries filed voluntary petitions for relief under the provisions of Chapter 11. On April 12, 2004, as part of NEGT's emergence from Chapter 11, plan assets for NEGT plan participants totaling approximately $256 million were transferred from the Master Trust to the National Energy & Gas Transmission, Inc. 401(k) Retirement Savings Plan, or NEGT RSP, which was operational as of that date. These transfers are included as part of the "Asset transfers, net" category on the Statement of Changes in Net Assets Available for Benefits. The NEGT RSP is administered and sponsored by NEGT. On October 29, 2004, NEGT's plan of reorganization became effective, at which time NEGT emerged from Chapter 11. As of the effective date, PG&E Corporation's equity interest was cancelled. PG&E Corporation and the RSP have no continuing plan obligations related to NEGT.

Eligibility - Nonunion and certain union employees of the PG&E Corporation Group are eligible to participate in the RSP, as defined by the Plan Document.

Contributions - Participating employees may elect to contribute, through payroll deductions, from 1 to 20 percent of their covered compensation, as defined in the Plan Document, or Covered Compensation. The maximum payroll deduction was increased to 20 percent, from 16 percent, effective October 1, 2003. Participating employee's Covered Compensation for purposes of the RSP is limited by the Internal Revenue Code, or the Code, to $205,000 for the 2004 plan year and $200,000 for the 2003 plan year. These elective contributions can be on a pre-tax basis, on an after-tax basis, or on a combination of both pre-tax and after-tax basis.

Participants may also contribute amounts representing distributions from other qualified plans into the RSP. Pre-tax contributions, earnings on after-tax contributions, employer contributions and any amounts contributed by participants that represent distributions from other qualified plans, are not subject to federal or state income taxes until withdrawn or distributed from the RSP, as set forth by the regulations in the Code.

As provided by the Code, employee pre-tax contributions may not exceed $13,000 for the 2004 plan year and $12,000 for the 2003 plan year. All RSP contributions, including pre-tax and after-tax participant contributions and all employer contributions, may not exceed the lesser of 100 percent of the participant's Covered Compensation or $41,000 for the 2004 plan year and $40,000 for the 2003 plan year. In addition, participants age 50 and older are permitted to make an additional catch-up deferral contribution of between 1 and 20 percent of the participant's Covered Compensation on a pre-tax basis up to a maximum of $3,000 for the 2004 plan year and $2,000 for the 2003 plan year.

There are two types of employer contributions - matching employer contributions and basic employer contributions:
-

Participants who are not accruing service under a defined benefit retirement plan in which their employer participates, receive a basic employer contribution of 5 percent of Covered Compensation plus, after one year of service, a matching employer contribution of 100 percent of their elective employee contributions up to 5 percent of Covered Compensation.

-

Participants who are accruing service under a defined benefit plan in which their employer participates do not receive a basic employer contribution. Such participants receive matching employer contributions of 75 percent of their elective employee contributions up to 3 percent of Covered Compensation for employees with one to three years of service and up to 6 percent of Covered Compensation for employees with three or more years of service.

Participant Accounts - Individual accounts are maintained for each participant in the RSP and each account is credited with the employee's elective contributions, employer contributions and an allocation of the investments net earnings (loss) and certain investment management fees. Allocations of earnings (loss) and fees are based on participant account balances as defined in the Plan Document.

Vesting - Employer contributions and participant elective contributions and their related accumulated earnings and losses are 100 percent vested at all times.

Investment Options - The EBC is responsible for the selection of the RSP's investment fund managers and the selection of the range of investment options but not the selection of the underlying investment funds. Neither the EBC nor any of the companies within the PG&E Corporation Group is involved in the investment funds' day-to-day investment operations. Individual participants designate the way in which their contributions and employer basic contributions are invested and may generally change their investment designation at any time. Employer matching contributions are initially invested in the PG&E Corporation Stock Fund, but participants may reallocate the employer match to the other investment options once it has been credited to their account. The RSP also offers participants a broad array of approximately 150 mutual fund options that represent a variety of investment management styles and categories from more than 20 investment companies.

The RSP also contains an Employee Stock Ownership Plan. This enables the RSP to pay any dividends when declared on the PG&E Corporation Stock Fund directly to participants. Participants may elect to receive their dividends earned from this fund in cash, reinvest their dividends earned from this fund back into the fund, or a combination of both.

Participant Loans - Participants may borrow from their account a minimum of $1,000 up to a maximum equal to the lesser of $50,000 or 50 percent of the market value of the participant's account balance. Loans for general purposes have terms ranging up to five years and loans for the purchase of a primary residence have terms ranging up to 15 years. The loans are secured by the balance in the participant's account and bear interest at a rate equal to the prime rate plus 1 percent, as determined by the Trustee, for the month in which the loan is requested. The rate is set when participants apply for a loan and remains fixed throughout the duration of the loan term. Principal and interest are paid primarily through payroll deductions. Principal and related loan interest payments are returned to the participant's account. Participants may have up to three outstanding loans at any time.

Benefits - Upon termination of service from any company within the PG&E Corporation Group, a participant may elect to receive an amount equal to the participant's account balance. The form of payment may be a single lump-sum distribution, periodic payments, or a partial distribution with the remainder paid later. Participants may also elect to roll their account balances into another qualified plan or account. Participants whose account balance is $5,000 or less must take a lump-sum distribution of their account balance. In the event of a participant's death, the participant's beneficiaries will receive the value of the participant's account balance in a lump sum payment except as provided in the Plan Document. Participants must take a minimum distribution from the RSP by April 1 of the calendar year following the year in which they reach the age 70-1/2.

Withdrawals - Except upon death, total disability, termination or retirement, withdrawal of participant account balances requires approval of the Trustee. Hardship withdrawals and certain in-service withdrawals are permitted subject to Plan provisions.

Administrative Expenses - The costs of administering the RSP, including recordkeeping fees and certain expenses of the Trustee are shared by the participating companies. Investment management fees are paid by participants. The fees paid by participants reduce the investment return reported and are credited to participants.

Voting Rights - Each participant is entitled to exercise voting rights attributable to the equivalent shares allocated to the participant's account in the PG&E Corporation Stock Fund and is notified by the Trustee prior to the time that such rights are to be exercised. The Trustee is not permitted to vote any share for which a participant has not given instructions. However, the Trustee is required to vote any unallocated shares on behalf of the collective best interest of the RSP participants and beneficiaries.

Plan Termination - PG&E Corporation's Board of Directors reserves the right to amend or terminate the Plan at any time subject to the provisions of ERISA. In the event that the RSP is terminated, participants will receive full payment of the balance in their accounts. No plan assets may revert to PG&E Corporation or any company within the PG&E Corporation Group.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates - The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and changes therein, and the disclosure of contingencies. Actual results could differ from these estimates.

Investment Valuation and Income Recognition - A participant's interest in the investment funds is represented by participation units allocated on the basis of contributions and assigned a unit value on the basis of the total value of each fund.

The RSP's investments (except for interest in the Stable Value Fund and Participant Loans) are stated at fair value based on published market quotations. Fair value for participation units is determined by quoted prices in active markets on the last business day of the plan year. The RSP values investments in the Stable Value Fund and Participant Loans at cost plus accumulated and unpaid interest.

Certain Plan investment funds are composed of portfolios of stock and bond funds. The portfolios in these investment funds are re-balanced daily based on a pre-determined asset allocation, as outlined in Investment Options in Note 1. The RSP's investments essentially matched their target mixes as of December 31, 2004.

Interest income, dividends, investment management fees where appropriate, and the net appreciation or depreciation in the fair value of the investments held by the RSP are allocated to the participant's account each day based upon their proportional share of the fund balance.

Interest income is recognized as it is earned; dividends are recorded on the ex-dividend date. Net appreciation (depreciation) in the fair value of the RSP investments consists of: (1) the net change in unrealized appreciation (depreciation) on investments held during the year, and (2) the realized gain or loss recognized on the sale of investments during the year.

Purchases and sales of securities are recorded on a trade date basis. Realized gains and losses from security transactions are reported on the average cost basis.

Financial Investments with Off-Balance Sheet Risk - The EBC adopted a "Position Statement on Risk Management" that applies to the RSP. This statement recognizes that guidelines for certain plan investment managers allow the use of derivative instruments to achieve investment objectives. It is the investment manager's responsibility to understand the potential impact of derivatives on the total portfolio under various market risk scenarios, and to comply with these guidelines. As with other marketable securities, all derivatives are in the custody of the Trustee and are valued daily. As of and during the years ended December 31, 2004 and 2003, the RSP and the Master Trust held no investments in derivative instruments.

Payment of Benefits - Benefit payments to participants are recorded upon distribution.

NOTE 3: INVESTMENTS

The RSP's investment funds are managed by the Trustee or an investment manager, who has discretionary investment authority over the funds. These RSP investment funds consist of various underlying investments.

The RSP utilizes various investment instruments, including mutual funds and common stock. Investment securities, in general, are exposed to various risks, such as interest rate, credit, and overall market volatility. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the financial statements.

The total Master Trust investments by major category and the RSP's total share of these investments are as follows:

(in thousands)	As of December 31,

	2004	2003

PG&E Corporation Stock Fund (1)	$1,184,459	$593,804
RSP Bond Index Fund	135,192	114,084
RSP Small Company Stock Index Fund	286,187	145,807
RSP Large Company Stock Index Fund	1,078,121	835,002
RSP International Stock Index Fund	141,476	82,007
Mutual Fund Window Funds	356,799	224,769
Money Market Funds	16,870	19,076

Investments at Fair Value	3,199,104	2,014,549
Investments at Cost
RSP Stable Value Fund	775,244	488,289
Participant Loans	47,521	26,019

Total Master Trust Investments	$4,021,869	$2,528,857

Investments:
RSP	$1,953,362	$1,997,412
Union RSP	2,068,507	531,445

Total All Plans	$4,021,869	$2,528,857

(1) Includes non-participant directed amounts.

The net investment income of the Master Trust by major category and the RSP's total share of this net investment income are as follows:

(in thousands)	Year ended December 31,

	2004	2003

Net appreciation in fair value of investments:
PG&E Corporation Stock Fund (1)	$189,308	$280,473
RSP Bond Index Fund	3,517	3,796
RSP Small Company Stock Index Fund	36,776	33,686
RSP Large Company Stock Index Fund	98,486	173,541
RSP International Stock Index Fund	19,729	19,465
Mutual Fund Window Funds	28,412	35,197
Stable Value Fund	25,114	18,018

Net appreciation in fair value of investments	401,342	564,176

Interest income	-	410
Dividends	12,232	5,249
Other investment income	2,629	1,516

Total Master Trust Investment Income	$416,203	$571,351

Investment Income:
RSP	$213,285	$474,948
Union RSP	202,918	96,403

Total	$416,203	$571,351

(1) Includes non-participant directed amounts.

NOTE 4: RELATED-PARTY TRANSACTIONS

Certain RSP investments, including investments held in the Master Trust, are shares of funds managed by the Trustee. The RSP also invests in PG&E Corporation common stock. These transactions qualify as party-in-interest transactions.

The party-in-interest transactions comprised the following investments:

(in thousands)	Year ended December 31,

	2004	2003

PG&E Corporation Stock Fund	$428,208	$431,410
Fidelity managed funds	226,821	252,660

Total party-in-interest investments	$655,029	$684,070

NOTE 5: FEDERAL INCOME TAX STATUS

The Internal Revenue Service, or IRS, has ruled that the RSP is a qualified tax-exempt plan under Section 401(a) and Section 409(a) of the Code and the trust forming a part thereof is exempt under Section 501(a) of the Code. Accordingly, no provision for federal income taxes has been recorded in the Plan's financial statements. Furthermore, participating employees are not liable for federal income tax on amounts allocated to their accounts attributable to: (1) employee 401(k) contributions, (2) reinvested dividends, earnings, and interest income on both 401(k) contributions and non-401(k) contributions, or (3) employer contributions, until the time that they withdraw such amounts from the Plan.

The Corporation received favorable tax determination letters from the IRS on April 25, 2000 and March 3, 2003. Accordingly, the Corporation believes that the RSP is designed and continues to operate in accordance with the applicable requirements of the Code.

NOTE 6: THE UTILITY'S EMERGENCE FROM CHAPTER 11

On April 6, 2001, Pacific Gas and Electric Company, or the Utility, filed a voluntary petition for relief under the provisions of Chapter 11 of the U. S. Bankruptcy Code, or Chapter 11, in the United States Bankruptcy Court for the Northern District of California. On April 12, 2004, the Utility's plan of reorganization under Chapter 11 became effective, at which time the Utility emerged from bankruptcy. The Utility's Chapter 11 filing had no effect on the RSP in 2004 and 2003.

******

PG&E CORPORATION
RETIREMENT SAVINGS PLAN
FOR UNION-REPRESENTED EMPLOYEES

FINANCIAL STATEMENTS AS OF AND FOR THE
YEARS ENDED DECEMBER 31, 2004 AND 2003, AND
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PG&E CORPORATION
RETIREMENT SAVINGS PLAN FOR
UNION-REPRESENTED EMPLOYEES

TABLE OF CONTENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Employee Benefit Committee of PG&E Corporation,
and Participants of the PG&E Corporation Retirement Savings Plan
for Union-Represented Employees:

We have audited the accompanying statements of net assets available for benefits of the PG&E Corporation Retirement Savings Plan for Union-Represented Employees (the Plan) as of December 31, 2004 and 2003, and the related statements of changes in net assets available for benefits for the years then ended.  These financial statements are the responsibility of the Plan's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Plan is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Plan's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2004 and 2003, and the changes in net assets available for benefits for the years then ended in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

San Francisco, California

June 27, 2005

PG&E CORPORATION
RETIREMENT SAVINGS PLAN FOR
UNION-REPRESENTED EMPLOYEES

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

(in thousands)
	As of December 31,

	2004	2003

ASSETS

Investment in Master Trust	$2,068,507	$531,445

LIABILITIES	-	-

NET ASSETS AVAILABLE FOR BENEFITS	$2,068,507	$531,445

See accompanying Notes to the Financial Statements.

PG&E CORPORATION
RETIREMENT SAVINGS PLAN FOR
UNION-REPRESENTED EMPLOYEES

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

(in thousands)
	Year ended December 31,

	2004	2003

ADDITIONS TO NET ASSETS ATTRIBUTABLE TO:
Investment Income:
Plan interest in Master Trust investment income	$202,918	$96,403
Contributions:
Employer	17,247	3,170
Participant	72,069	13,844

Total contributions	89,316	17,014

Total additions	292,234	113,417

DEDUCTIONS FROM NET ASSETS ATTRIBUTABLE TO:
Benefit distributions to participants	119,037	14,713
Administrative expenses	117	18

Total deductions	119,154	14,731

NET INCREASE BEFORE ASSET TRANSFERS	173,080	98,686

Asset transfers, net	1,363,982	206,132

NET INCREASE	1,537,062	304,818

NET ASSETS AVAILABLE FOR BENEFITS:
Beginning of year	531,445	226,627

End of year	$2,068,507	$531,445

See accompanying Notes to the Financial Statements.

PG&E CORPORATION
RETIREMENT SAVINGS PLAN FOR
UNION-REPRESENTED EMPLOYEES

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1: DESCRIPTION OF PLAN

The following is a brief description of the PG&E Corporation Retirement Savings Plan for Union-Represented Employees, or Union RSP. The Union RSP Plan document, or Plan Document, provides a more complete description of the plan's provisions.

General - The Union RSP is a defined contribution plan covering certain union employees of PG&E Corporation and all companies owned by PG&E Corporation, collectively, PG&E Corporation Group, as designated by the Employee Benefit Committee, or EBC. Pacific Gas and Electric Company and Gas Transmission Northwest Corporation, or GTN, formerly PG&E Gas Transmission Northwest Corporation, had participants in this plan during 2004 and 2003. The Union RSP is subject to the provisions of the Employee Retirement Income Security Act of 1974, or ERISA, as amended.

The Board of Directors of PG&E Corporation established the EBC to have oversight over the financial management of affiliated company funded employee benefit plans. The EBC provides corporate governance and administrative oversight on behalf of the Union RSP. The EBC retains Fidelity Management Trust Company as the Trustee of the Union RSP. The Union RSP participates with the PG&E Corporation Retirement Savings Plan, or RSP, in the PG&E Corporation Retirement Savings Plan Master Trust, or Master Trust, which holds the investment assets of both plans.

PG&E Corporation established the Union RSP on April 2, 2000 with a transfer of assets from certain other qualified plans sponsored by the PG&E Corporation Group. Further on June 3, 2002, assets from the PG&E Gas Transmission Northwest Corporation Savings Fund Plan for Non-Management Employees and Trust, of approximately $9 million, were transferred into the Union RSP.

On July 8, 2003, National Energy & Gas Transmission, or NEGT, formerly PG&E National Energy Group, Inc., and certain of its subsidiaries filed voluntary petitions for relief under the provisions of Chapter 11. On April 12, 2004, as part of NEGT's emergence from Chapter 11, plan assets for NEGT plan participants, including participants employed by GTN, a subsidiary of NEGT, totaling approximately $256 million were transferred from the Master Trust to the National Energy & Gas Transmission, Inc. 401(k) Retirement Savings Plan, or NEGT RSP, which was operational as of that date. These transfers are included as part of the "Asset transfers, net" category on the Statement of Changes in Net Assets Available for Benefits. The NEGT RSP is administered and sponsored by NEGT. On October 29, 2004, NEGT's plan of reorganization became effective, at which time NEGT emerged from Chapter 11. As of the effective date, PG&E Corporation's equity interest was cancelled. PG&E Corporation and the Union RSP have no continuing plan obligations related to NEGT or GTN participants.

On October 1, 2003, assets from the Pacific Gas and Electric Company Savings Fund Plan for Union Represented Employees, of approximately $204 million, were transferred into the Union RSP. On March 1, 2004, the Pacific Gas and Electric Company Savings Fund Plan for Union Represented Employees merged into the Union RSP, transferring approximately $1.4 billion of assets into the Union RSP. These transfers are included within the "Asset transfers, net" category on the Statement of Changes in Net Assets Available for Benefits.

Eligibility - Upon the participation of the International Brotherhood of Electrical Workers, Local 1245, or IBEW, physical employee bargaining unit on March 1, 2004, all remaining union employees of the PG&E Corporation Group are eligible to participate in the Union RSP, as defined by the Plan Document.

Contributions - Participating employees may elect to contribute, through payroll deductions, from 1 to 20 percent of their covered compensation, as defined in the Plan Document, or Covered Compensation. The maximum payroll deduction was increased to 20 percent, from 16 percent, effective October 1, 2003. Participating employee's Covered Compensation for purposes of the Union RSP is limited by the Internal Revenue Code, or the Code to $205,000 for the 2004 plan year and $200,000 for the 2003 plan year. These elective contributions can be on a pre-tax basis, on an after-tax basis, or a combination of both pre-tax and after-tax basis.

Participants may also contribute amounts representing distributions from other qualified plans into the Union RSP. Pre-tax contributions, earnings on after-tax contributions, employer contributions and any amounts contributed by participants that represent distributions from other qualified plans, are not subject to federal or state income taxes until withdrawn or distributed from the Union RSP, as set forth by the regulations in the Code.

As provided by the Code, employee pre-tax contributions may not exceed $13,000 for the 2004 plan year and $12,000 for the 2003 plan year. All Union RSP contributions, including pre-tax and after-tax participant contributions and all employer contributions may not exceed the lesser of 100 percent of the participant's Covered Compensation or $41,000 for the 2004 plan year and $40,000 for the 2003 plan year. In addition, as provided by the Code, participants aged 50 and older are permitted to make an additional catch-up deferral contribution of between 1 and 20 percent of the participant's Covered Compensation on a pre-tax basis up to a maximum of $3,000 for the 2004 plan year and $2,000 for the 2003 plan year.

Matching employer contributions are made on behalf of all eligible employees who elect to contribute to the Union RSP. Effective October 1, 2003, matching employer contributions for eligible employees are made in the following percentages according to years of service:
Length of Service	Matching Employer Contribution
Less than 1 year of service	No employer match.
1 year but less than 3 years of service	50 percent of the eligible employee's pre-tax and/or after-tax contributions up to 3 percent of the eligible employee's Covered Compensation.
3 years of service or more	50 percent of the employee's pre-tax and/or after-tax contributions up to 6 percent of the eligible employee's Covered Compensation.

Matching employer contributions of 50 percent of the employee's elective contribution up to 6 percent of the employee's Covered Compensation are made on behalf of the eligible employees of GTN, with at least one year of service.

Participant Accounts - Individual accounts are maintained for each participant in the Union RSP and each account is credited with the employee's elective contributions, employer contributions, an allocation of the investment's net earnings (loss) and certain investment management fees. Allocations of earnings (loss) and fees are based on participant account balances as defined in the Plan Document.

Vesting - Employer contributions and participant elective contributions and their related accumulated earnings and losses are 100 percent vested at all times.

Investment Options - The EBC is responsible for the selection of the Union RSP's investment fund managers and the selection of the range of investment options but not the selection of the underlying investment funds. Neither the EBC nor any of the companies within the PG&E Corporation Group is involved in the investment funds' day-to-day investment operations. Individual participants designate the way in which their contributions are invested and may generally change their investment designation at any time. Employer matching contributions are initially invested in the PG&E Corporation Stock Fund, but participants may reallocate the employer match to the other investment options once it has been credited to their account. The Union RSP also offers participants a broad array of approximately 150 mutual fund options that represent a variety of investment management styles and categories from more than 20 investment companies.

The Union RSP also contains an Employee Stock Ownership Plan. This enables the Union RSP to pay any dividends when declared on the PG&E Corporation Stock Fund directly to participants. Participants may elect to receive their dividends earned from this fund in cash, reinvest their dividends earned from this fund back into the fund, or a combination of both.

Participant Loans - Participants may borrow from their account a minimum of $1,000 up to a maximum equal to the lesser of $50,000 or 50 percent of the market value of the participant's account balance. Loans for general purposes have terms ranging up to five years and loans for the purchase of a primary residence have terms ranging up to 15 years. The loans are secured by the balance in the participant's account and bear interest at a rate equal to the prime rate plus 1 percent, as determined by the Trustee for the month in which the loan is requested. The rate is set when participants apply for a loan and remains fixed throughout the duration of the loan term. Principal and interest are paid primarily through payroll deductions. Principal and related loan interest payments are returned to the participant's account. Participants may have up to three outstanding loans at any time.

Benefits - Upon termination of service from any company within the PG&E Corporation Group, a participant may elect to receive an amount equal to the participant's account balance. The form of payment may be a single lump-sum distribution, periodic payments, or a partial distribution with the remainder paid later. Participants may also elect to roll their account balances into another qualified plan or account. Participants whose account balance is $5,000 or less must take a lump sum distribution of their account balance. In the event of a participant's death, the participant's beneficiaries will receive the value of the participant's account balance in a lump sum payment except as provided in the Plan Document. Participants must take a minimum distribution from the Union RSP by April 1 of the calendar year following the year in which they reach the age 70-1/2.

Withdrawals - Except upon death, total disability, termination or retirement, withdrawal of participant account balances requires approval of the Trustee. Hardship withdrawals and certain in-service withdrawals are permitted subject to Plan provisions.

Administrative Expenses - The costs of administering the Union RSP, including recordkeeping fees and certain expenses of the Trustee are shared by the participating companies. Investment management fees are paid by participants. The fees paid by participants reduce the investment return reported and are credited to participants.

Voting Rights - Each participant is entitled to exercise voting rights attributable to the equivalent shares allocated to the participant's account in the PG&E Corporation Stock Fund and is notified by the Trustee prior to the time that such rights are to be exercised. The Trustee is not permitted to vote any share for which a participant has not given instructions. However, the Trustee is required to vote any unallocated shares on behalf of the collective best interest of the Union RSP participants and beneficiaries.

Plan Termination - PG&E Corporation's Board of Directors reserves the right to amend or terminate the Plan at any time subject to the provisions of ERISA. In the event the Union RSP is terminated, participants will receive full payment of the balance in their accounts. No plan assets may revert to PG&E Corporation or any company within the PG&E Corporation Group.

NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates - The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and changes therein, and the disclosure of contingencies. Actual results could differ from these estimates.

Investment Valuation and Income Recognition - A participant's interest in the investment funds is represented by participation units allocated on the basis of contributions and assigned a unit value on the basis of the total value of each fund.

The Union RSP's investments (except for interest in the RSP Stable Value Fund and Participant Loans) are stated at fair value based on published market quotations. Fair value for units is determined by quoted prices in active markets on the last business day of the plan year. The Union RSP values investments in the RSP Stable Value Fund and Participant Loan at cost plus accumulated and unpaid interest.

Certain Plan investment funds are composed of portfolios of stock and bond funds. The portfolios in these investment funds are re-balanced daily based on a pre-defined asset allocation, as outlined in Investment Options in Note 1. The Plan's investments essentially matched their target mixes as of December 31, 2004.

Interest income, dividends, investment management fees where appropriate, and the net appreciation or depreciation in the fair value of the investments held by the Union RSP are allocated to the participant's account each day based upon their proportional share of the fund balances.

Interest income is recognized as it is earned; dividends are recorded on the ex-dividend date.

Net appreciation (depreciation) in the fair value of the Union RSP's investments consists of: (1) the net change in unrealized appreciation (depreciation) on investments held during the year, and (2) the realized gain or loss recognized on the sale of investments during the year.

Purchases and sales of securities are recorded on a trade date basis. Realized gains and losses from security transactions are reported on the average cost basis.

Financial Investments with Off-Balance Sheet Risk - The EBC adopted a "Position Statement on Risk Management" that applies to the Union RSP. This statement recognizes that guidelines for certain plan investment managers allow the use of derivative instruments to achieve investment objectives. It is the investment manager's responsibility to understand the potential impact of derivatives on the total portfolio under various market risk scenarios, and to comply with these guidelines. As with other marketable securities, all derivatives are in the custody of the Trustee and are valued daily. As of and during the years ended December 31, 2004 and 2003, the Union RSP and the Master Trust held no investments in derivative instruments.

Payment of Benefits - Benefit payments to participants are recorded upon distribution.

NOTE 3:  INVESTMENTS

The Union RSP's investment funds are managed by the Trustee or an investment manager, who has discretionary investment authority over the funds. These Union RSP investment funds consist of various underlying investments.

The Union RSP utilizes various investment instruments, including mutual funds and common stock. Investment securities, in general, are exposed to various risks, such as interest rate, credit, and overall market volatility. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the financial statements.

The total Master Trust investments by major category and the Union RSP's total share of these investments are as follows:

(in thousands)	As of December 31,

	2004	2003

PG&E Corporation Stock Fund (1)	$1,184,459	$593,804
RSP Bond Index Fund	135,192	114,084
RSP Small Company Stock Index Fund	286,187	145,807
RSP Large Company Stock Index Fund	1,078,121	835,002
RSP International Stock Index Fund	141,476	82,007
Mutual Fund Window Funds	356,799	224,769
Money Market Funds	16,870	19,076

Investments at Fair Value	3,199,104	2,014,549

Investments at Cost
RSP Stable Value Fund	775,244	488,289
Participant Loans	47,521	26,019

Total Master Trust Investments	$4,021,869	$2,528,857

Investments:
Union RSP	$2,068,507	$531,445
RSP	1,953,362	1,997,412

Total All Plans	$4,021,869	$2,528,857

(1) Includes non-participant directed amounts.

The net investment income of the Master Trust by major category and the Union RSP's total share of this net investment income are as follows:

(in thousands)	Year ended December 31,

	2004	2003

Net appreciation in fair value of investments:
PG&E Corporation Stock Fund (1)	$189,308	$280,473
RSP Bond Index Fund	3,517	3,796
RSP Small Company Stock Index Fund	36,776	33,686
RSP Large Company Stock Index Fund	98,486	173,541
RSP International Stock Index Fund	19,729	19,465
Mutual Fund Window Funds	28,412	35,197
Stable Value Fund	25,114	18,018

Net appreciation in fair value of investments	401,342	564,176

Interest income	-	410
Dividends	12,232	5,249
Other investment income	2,629	1,516

Total Master Trust Investment Income	$416,203	$571,351

Investment Income :
Union RSP	$202,918	$96,403
RSP	213,285	474,948

Total	$416,203	$571,351

(1) Includes non-participant directed amounts.

NOTE 4: RELATED-PARTY TRANSACTIONS

Certain Union RSP investments, including investments held in the Master Trust, are shares of funds managed by the Trustee. The Union RSP also invests in PG&E Corporation common stock. These transactions qualify as party-in-interest transactions.

The party-in-interest transactions comprised the following investments:

(in thousands)	Year ended December 31,

	2004	2003

PG&E Corporation Stock Fund	$756,251	$162,394
Fidelity managed funds	60,291	18,113

Total party-in-interest investments	$816,542	$180,507

NOTE 5:  FEDERAL INCOME TAX STATUS

The Internal Revenue Service, or IRS has ruled that the Union RSP is a qualified tax-exempt plan under Section 401(a), 401(k) and 409(a) of the Code. Accordingly, no provision for federal income taxes has been recorded in the Plan's financial statements. Furthermore, participating employees are not liable for federal income tax on amounts allocated to their accounts attributable to: (1) employee 401(k) contributions, (2) reinvested dividends, earnings, and interest income on both 401(k) contributions and non-401(k) contributions, or (3) employer contributions, until the time that they withdraw such amounts from the Union RSP.

The Corporation received a favorable tax determination letter from the IRS on March 17, 2004. Accordingly, the Corporation believes that the Union RSP is designed and continues to operate in accordance with the applicable requirements of the Code.

NOTE 6:  THE UTILITY'S EMERGENCE FROM CHAPTER 11

On April 6, 2001, Pacific Gas and Electric Company, or the Utility, filed a voluntary petition for relief under the provisions of Chapter 11 of the U.S. Bankruptcy Code, or Chapter 11, in the United States Bankruptcy Court for the Northern District of California. On April 12, 2004, the Utility's plan of reorganization under Chapter 11 became effective at which time the Utility emerged from bankruptcy. The Utility's Chapter 11 filing had no effect on the Union RSP in 2004 and 2003.

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